SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Under Rule
[_]  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials




                        Delta Woodside Industries, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


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[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

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2)   Aggregate number of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     0-11(a)(2)  and identify the filing for which the  offsetting  fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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


                         DELTA WOODSIDE INDUSTRIES, INC.
                            100 Augusta Road (29601)
                              Post Office Box 6126
                        Greenville, South Carolina 29606
                            Telephone (864) 255-4122

                          SUPPLEMENT TO PROXY STATEMENT
                                 January 7, 2002
DEAR SHAREHOLDER:

         The Company's Board of Directors gave notice on December 27, 2001 of a Special Meeting of the Company's shareholders to be held at the Company's principal office at 100 Augusta Street, Greenville, South Carolina, on Monday, January 28, 2002, at 4:00 p.m. (Eastern Standard Time) to consider and act upon a proposed amendment to the Company's Articles of Incorporation, as amended to date, to effect a reverse split of the Company's outstanding shares of Common Stock (the "Reverse Split") with a split ratio that can range from three-to-one to ten-to-one as determined by Delta Woodside's Board of Directors and to act on such other business as may properly come before the Special Meeting or any adjournments or postponements thereof. The Company's Proxy Statement dated December 27, 2001 pertaining to the Special Meeting (the "Proxy Statement") contained a table illustrating certain effects of the Reverse Split. The table contained errors in the data presented pertaining to the numbers of shares of the Company's common stock reserved and remaining available for grants and awards under the Company's stock option and incentive stock award plans if the Reverse Split occurs. The information contained in this Supplement to Proxy Statement (this "Supplement") corrects these errors.

         THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE COMPANY'S PROXY STATEMENT DATED DECEMBER 27, 2001, WHICH YOU SHOULD ALREADY HAVE RECEIVED. THIS SUPPLEMENT CORRECTS ERRORS IN THE PROXY STATEMENT DATED DECEMBER 27, 2001. PLEASE READ THE PROXY STATEMENT DATED DECEMBER 27, 2001 AND THIS SUPPLEMENT CAREFULLY, SINCE TOGETHER THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MATTERS TO BE VOTED ON AT THE SPECIAL MEETING.

         IF YOU HAVE ALREADY COMPLETED AND SUBMITTED YOUR PROXY FOR THE SPECIAL MEETING AND WOULD LIKE TO REVOKE YOUR PREVIOUS PROXY IN ORDER TO SUBMIT A NEW ONE OR FOR ANY OTHER REASON, YOU MAY REVOKE YOUR PREVIOUS PROXY IN THE MANNER DESCRIBED ON PAGES 1 AND 2 OF THE PROXY STATEMENT DATED DECEMBER 27, 2001. YOU MAY OBTAIN A NEW PROXY CARD BY CONTACTING FIRST UNION TRUST SERVICES AT 1525 WEST W.T. HARRIS BLVD., BLDG. 3C3, CHARLOTTE, NORTH CAROLINA 28288-1153, TEL.:
1-800-829-8432.

                                     ITEM 1
            PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION
             TO EFFECT A REVERSE SPLIT OF THE COMPANY'S COMMON STOCK
          WITH A RATIO BETWEEN 3:1 AND 10:1 AS DETERMINED BY THE BOARD

CERTAIN EFFECTS AND RISKS OF THE REVERSE SPLIT

         The table set forth in the Proxy Statement dated December 27, 2001 under the heading "Certain Effects and Risks of the Reverse Split" is hereby deleted and replaced with the following table that illustrates the principal effects of the Reverse Split on the Common Stock. The notes to the table in the Proxy Statement dated December 27, 2001 remain unchanged.


                                                                             AFTER THE REVERSE          AFTER THE
                                                          BEFORE THE               SPLIT              REVERSE SPLIT
NUMBER OF SHARES                                        REVERSE SPLIT            3:1 RATIO             10:1 RATIO
--------------------------------------------------    -------------------    -------------------    ------------------
Authorized                                                 50,000,000             50,000,000           50,000,000
Outstanding (1)                                            23,324,548              7,774,849            2,332,454
Available for Future Issuance (2)                          26,675,452             42,225,151           47,667,546
Shares Reserved and Remaining Available for                   153,366                 51,122               15,336
    Grants Under 2000 Stock Option Plan (2)
Shares Reserved and Remaining Available for                    20,837                  6,945                2,083
   Awards Under 2000 Incentive Stock Award Plan
   and any Available Under the 1990 Incentive
   Stock Award Plan (2)

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO EFFECT A REVERSE SPLIT OF THE COMPANY'S COMMON STOCK.

                             By order of the Board of Directors of the Company,

                             William H. Hardman, Jr., Secretary